EXHIBIT 99.2


          CONSENT AND AGREEMENT dated as of March 7, 1996 among TENNECO INC., a Delaware corporation ("Tenneco"), CUMMINS ENGINE COMPANY, INC., an Indiana corporation (the "Company"), BANKERS TRUST COMPANY, as Trustee (the "Tenneco Trustee") of the Tenneco Inc. General Employee Benefit Trust (the Tenneco Trust"), and THE NORTHERN TRUST COMPANY as Trustee (the "Cummins Trustee") of the Cummins Engine Company, Inc. and Affiliates Collective Investment Trust (the "Cummins Trust").

          WHEREAS, in connection with the acquisition by the Tenneco Trustee of 3,200,000 shares of common stock of the Company (the "Cummins Stock"), the Tenneco Trustee, pursuant to a Joinder in Agreement dated as of December 29, 1993 became a party to a Investment Agreement dated as of July 16, 1990 with the Company (as amended to date, the "Investment Agreement");

          WHEREAS, the Investment Agreement restricts the ability of the Tenneco Trustee to transfer the Cummins Stock;

          WHEREAS, the Tenneco Trustee desires to sell, and, pursuant to the direction of the Pension Policy Committee, the Cummins Trustee desires to acquire on behalf of the Cummins Trust, 1,741,800 shares of the Cummins Stock (the "Shares") at a purchase price of $40 per share;

          WHEREAS, the Company is willing to consent to such transfer on the terms and subject to the conditions herein set forth;

          WHEREAS, the Company is willing to make a contribution of not less than $69,672,000 to the Cummins Trust (the "Contribution") to enable the Cummins Trust to acquire the Shares; and

          WHEREAS, the parties to the Investment Agreement desire to make certain other amendments to the Investment Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, the Tenneco Trustee shall sell, transfer and deliver to the Cummins Trustee, and the Cummins Trustee shall purchase from the Tenneco Trustee, the Shares for an aggregate purchase price of $69,672,000 (the "Aggregate Purchase Price").

          The closing (the "Closing") of the purchase and sale of the Shares shall be held at the office of Cravath, Swaine & Moore, Worldwide Plaza, New York, NY on March 8, 1996 (the "Closing Date"). The Company hereby consents to the transfer of the Shares. The transfer of the Shares effected hereby shall not constitute an assignment of any of Tenneco's or the Tenneco Trustee's rights under the Investment Agreement.

          At the Closing, the Cummins Trustee shall deliver to the Tenneco Trustee, by wire transfer to a bank account designated by the Tenneco Trustee, immediately available funds in an amount equal to the Aggregate Purchase Price and the Tenneco Trustee shall deliver to First Chicago Trust Company, Newport Tower, Third Floor, 525 Washington Blvd., Jersey City, NJ 07310 Attention: Joseph Piotrowski a certificate or certificates representing the Shares, together with stock powers duly executed in blank by the Tenneco Trustee. As promptly as practicable, the Company shall give appropriate instructions to the Company's stock transfer agent and registrar to take such action as may be necessary on its part to effect the transfer and to register ownership of the Shares by the Cummins Trustee or its nominee in the stock records of the Company. The Company shall cause the certificates representing the Shares to be delivered to the Cummins Trustee at the Closing.

          The certificate or certificates for the Shares issued to the Cummins Trustee shall have the following legend, which legend shall remain on such certificates until such time as there is delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required under the applicable requirements of the Securities Act of 1933 or state securities or blue sky laws:

          SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          SECTION 2. Representations and Warranties of the Tenneco Trustee. The Tenneco Trustee hereby represents and warrants as follows:

          (a) Authority. The Tenneco Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Tenneco Trustee has all requisite corporate power and authority, and has taken all required corporate acts and other proceedings, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Tenneco Trustee. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, (i) any provision of the charter or by-laws of the Tenneco Trustee or of the Tenneco Trust or (ii) any material judgment, order, decree, statute, law (including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code")), ordinance, rule or regulation applicable to the Tenneco Trustee or its property or assets. No material consent, approval, order or authorization of any court, administrative agency or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to the Tenneco Trustee in connection with the execution and delivery of this Agreement or the consummation by the Tenneco Trustee of the transactions contemplated hereby.

          (b) The Shares. The Tenneco Trustee has good and marketable title to the Shares, free and clear of any claims, liens, encumbrances or security interests whatsoever. At the Closing, good and marketable title to the Shares will pass to the Cummins Trustee, free and clear of any claims, liens, encumbrances or security interests whatsoever. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.


          THE TENNECO TRUSTEE MAKES NO OTHER REPRESENTATIONS OR
WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE SHARES OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

          SECTION 3. Representations and Warranties of the Cummins Trustee. The Cummins Trustee hereby represents and warrants as follows:

          (a) Authority. The Cummins Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of Illinois. The Cummins Trustee has all requisite corporate power and authority, and has taken all required corporate acts and other proceedings, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Cummins Trustee. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under, any provision of the charter or by-laws of the Cummins Trustee and the Pension Policy Committee has represented to the Cummins Trustee that the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in violation of or default under any provision of the Cummins Engine Company, Inc. and Affiliates Collective Investment Trust Agreement or any agreement, instrument, license, judgment, order, decree, statute, law (including ERISA and the Code), ordinance, rule or regulation applicable to the Cummins Trustee or its property or assets. No material consent, approval, order or authorization of any court, administrative agency or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to the Cummins Trustee in connection with the execution and delivery of this Agreement or the consummation by the Cummins Trustee of the transactions contemplated hereby.

          (b) Securities Act. The Pension Policy Committee has represented to the Cummins Trustee that the Shares purchased by the Cummins Trustee pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and the Cummins Trustee will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933.

               (c) Investment. The Pension Policy Committee has represented to the Cummins Trustee that (i) it has conducted such investigations as it deems necessary or desirable in connection with the purchase of the Shares, including without limitation reviewing copies of the Company's filings with the Securities and Exchange Commission, (ii) except as set forth in Section 2 above, the Tenneco Trustee has made no representations or warranties, oral or written, express or implied, and (iii) as between it and the Tenneco Trustee, it accepts all risks associated with the purchase of the Shares.

          SECTION 4. Termination of Obligations under Section 3.1 of the Investment Agreement. From and after the Closing, the Company shall not have any obligations under Section 3.1 of the Investment Agreement, which Section shall be deemed null and void.

          SECTION 5. Board Representation. Notwithstanding Article IV of the Investment Agreement, neither Tenneco nor the Tenneco Trustee shall be required to request following the Closing the resignation of any person then serving on the Board of Directors of the Company who shall have been designated by Tenneco or the Tenneco Trustee.

          SECTION 6. Company's Covenant to Make Contribution. If all the other conditions to the Closing have been satisfied or waived, the Company shall make the Contribution at the Closing in order to permit the Cummins Trustee to purchase the Shares.

          SECTION 7. Conditions to Closing. (a) Cummins Trustee's Obligations. The obligations of the Cummins Trustee to purchase and pay for the Shares are subject to the satisfaction (or waiver) as of the Closing of the following conditions:

          (i) The representations and warranties of the Tenneco Trustee made in this Agreement shall be true and correct in all material respects as of the Closing, and the Tenneco Trustee shall have performed in all material respects the covenants of the Tenneco Trustee contained in this Agreement required to be performed by the time of the Closing; and the Tenneco Trustee shall have delivered to the Cummins Trustee a certificate dated the Closing Date and signed by an authorized officer of the Tenneco Trustee confirming the foregoing.

          (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the purchase and sale of the Shares.

          (iii) The Cummins Trustee shall have received the Contribution.

          (b) The Tenneco Trustee's Obligations. The obligations of the Tenneco Trustee to sell and deliver the Shares to the Cummins Trustee are subject to the satisfaction (or waiver) as of the Closing of the following conditions:

          (i) The representations and warranties of the Cummins Trustee made in this Agreement shall be true and correct in all material respects as of the Closing, and the Cummins Trustee shall have performed in all material respects the covenants of the Cummins Trustee contained in this Agreement required to be performed by the time of the Closing; and the Cummins Trustee shall have delivered to the Tenneco Trustee a certificate dated the Closing Date and signed by an authorized officer of the Cummins Trustee confirming the foregoing.

          (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the purchase and sale of the Shares.

          (iii) The Investment Company of America ("ICA") and Fundamental Investors, Inc. ("FI") (collectively, "Capital Research"), shall have acquired (or be concurrently acquiring) from the Tenneco Trustee 1,458,200 shares of the Cummins Stock (the "Capital Research Shares") for an aggregate purchase price of $58,328,000.

          SECTION 8.  Registration Rights.

          (a) Defined Terms. As used in this Section 8, the following terms shall have the meanings ascribed thereto below:

          "Other Registrable Securities" means (i) the Capital Research Shares and (ii) any securities issued or distributed in respect of any Capital Research Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendment and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" means, collectively, (i) the Shares and (ii) any securities issued or distributed in respect of any Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "SEC" means the Securities and Exchange Commission.

          (b) Securities Subject to this Section 8. The securities entitled to the benefits of this Section 8 are the Registrable Securities held by the Cummins Trust and the Other Registrable Securities held by ICA and FI. For the purpose of this Section 8, Registrable Securities will cease to be Registrable Securities (i) when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement, (ii) when such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) when such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Registrable Securities shall not require registration or qualification of such Registrable Securities under the Securities Act or any state securities or blue sky law then in force,
(iv) on March 8, 1999 or (v) when such Registrable Securities shall have ceased to be outstanding.

          (c) Shelf Registration. As promptly as practicable after the date hereof, the Company shall file and cause to be declared effective a "shelf" Registration Statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for all the Registrable Securities and the Other Registrable Securities, which form shall be available for the sale of the Registrable Securities and the Other Registrable Securities in accordance with the intended methods of distribution thereof. The Company agrees to use its best efforts to keep such Registration Statement continuously effective and usable for resale of Registrable Securities until March 8, 1999 or, if sooner, until all the Registrable Securities covered by such Registration Statement cease to be Registrable Securities; provided, however, that the Company may elect that such Registration Statement not be usable during any Blackout Period (as defined in (d) below).

          (d) Blackout Period. The Company shall be entitled to elect that the Registration Statement not be useable, for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if the Company determines in good faith that the distribution of Registrable Securities pursuant to the Registration Statement (or the use of the Registration Statement or related Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Cummins Trustee written notice of such determination; provided, however, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the period from the date hereof until March 8, 1999 shall not exceed 180 days.

          (e) Registration Procedures. In connection with any offering of Shares to be registered pursuant to the terms hereof, the Company shall (i) furnish to the Cummins Trustee copies of any Prospectus (including any preliminary prospectus) as may reasonably be requested in order to effect the offering and sale of the securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain current and (ii) take such action as shall be necessary to qualify the securities covered by such registration under such blue sky or other state securities laws for offer and sale as the Cummins Trustee shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process. If any offering pursuant to the Registration Statement is an underwritten offering, the Company shall enter into an underwriting agreement containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Company shall also enter into an agreement with the Cummins Trustee providing for indemnification of the Cummins Trustee by the Company, and indemnification of the Company by the Cummins Trustee (to the extent permitted by law), on terms customary for such agreements at that time (it being understood that any disputes arising as to what is so customary shall be resolved by counsel to the underwriters). In connection with any offering of Shares registered pursuant to the terms hereof, the Company shall (x) furnish, at the Company's expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and (y) instruct the transfer agent and registrar of such securities to release any stop transfer orders with respect to the securities being sold.

          (f) Expenses. The Company shall pay all out-of-pocket expenses incurred in connection with the Registration Statement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' fees, registrar's fees, fees and disbursements of the Company's counsel and accountants and fees and disbursements of experts used by the Company in connection with such registration, except that the Cummins Trustee shall pay all underwriting discounts, commissions and expenses, transfer taxes, and fees and expenses of its counsel and accountants.

          (g) Tenneco Trustee Not Liable. The Cummins Trustee and the Company each acknowledges and agrees that the obligations set forth in this Section 8 are those of the Company and that the Tenneco Trustee shall have no obligation or liability whatsoever for any failure by the Company to meet its obligations under this Section 8.


          SECTION 9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or delivered by telecopy on a business day during normal business hours where such notice is to be received at the address or number designated below or (b) on the business day following the date of mailing by overnight courier fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

          Cummins Engine Company, Inc.
          500 Jackson Street
          Box 3005, MC60701
          Columbus, Indiana 47202-3005

          Attention:  General Counsel and Secretary
          Telecopy:  812-377-3272

     With a copy to:

          Cummins Engine Company, Inc.
          500 Jackson Street
          Box 3005, MC60701
          Columbus, Indiana 47202-3005

          Attention:  Chief Financial Officer
          Telecopy:  812-377-3272

     If to the Cummins Trustee:

          The Northern Trust Company
          50 South LaSalle Street
          Chicago, Illinois 90071

          Attention:  John St. Laurent
          Telecopy:   312-444-5828

     If to the Tenneco Trustee:

          Bankers Trust Company
          3000 Two Houston Center
          909 Fannin
          Suite 3000
          Houston, TX 77010

          Attention:
          Telecopy:

     If to Tenneco:

          Tenneco Inc.
          P.O. Box 2511
          Houston, TX

          Attention:  Richard A. Robinson
          Telecopy:   713-651-1666

          Any party hereto may from time to time change its address for notices under this Section 9 by giving at least 10 days notice of such changed address to the other parties hereto.

          SECTION 10. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          SECTION 11. Headings. The headings herein are for convenience only do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          SECTION 12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. The parties hereto may amend this Agreement without notice to or the consent of any third party. No party shall assign this Agreement or any rights hereunder without the prior written consent of the other parties (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought). The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

          SECTION 13. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of nor may any provision hereof be enforced by any other person.

          SECTION 14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Indiana without regard to the principles of conflict of laws.

          SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterparts.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                              CUMMINS ENGINE COMPANY, INC.


                              by: _________________________
                              Name:
                              Title:

                              THE NORTHERN TRUST COMPANY,
                              as Trustee of the
                              Cummins Engine Company, Inc.
                              and Affiliates Collective
                              Investment Trust Agreement

                              by: _________________________
                              Name:
                              Title:

                              BANKERS TRUST COMPANY, as
                              trustee of the Tenneco Inc.
                              General Employee Benefit Trust

                              by: __________________________
                              Name:
                              Title:

                              The undersigned is executing
                              this Agreement solely for
                              purposes of Section 4 and 5 hereof.

                              TENNECO INC.

                              by: _____________________________
                              Name:
                              Title: